EXHIBIT 8.1
SUBSIDIARIES OF STATS CHIPPAC LTD.
STATS ChipPAC Test Services, Inc.
Jurisdiction of Incorporation: Delaware, United States
STATS ChipPAC Taiwan Semiconductor Corporation
(formerly known as Winstek Semiconductor Corporation)
Jurisdiction of Incorporation: Taiwan, Republic of China
STATS Holdings Limited
Jurisdiction of Incorporation: British Virgin Islands
STATS ChipPAC, Inc.
Jurisdiction of Incorporation: Delaware, United States
STATS ChipPAC (Barbados) Ltd.
Jurisdiction of Incorporation: Barbados
ChipPAC International Company Limited
Jurisdiction of Incorporation: British Virgin Islands
STATS ChipPAC (BVI) Limited
Jurisdiction of Incorporation: British Virgin Islands
ChipPAC Luxembourg S.à.R.L.
Jurisdiction of Incorporation: Luxembourg
ChipPAC Liquidity Management Hungary Limited Liability Company
Jurisdiction of Incorporation: Hungary
STATS ChipPAC Shanghai Co., Ltd.
Jurisdiction of Incorporation: Shanghai, People’s Republic of China
STATS ChipPAC Korea Ltd.
Jurisdiction of Incorporation: The Republic of Korea
STATS ChipPAC Malaysia Sdn. Bhd.
Jurisdiction of Incorporation: Malaysia
STATS ChipPAC Semiconductor Shanghai Co., Ltd.
Jurisdiction of Incorporation: Shanghai, People’s Republic of China
STATS ChipPAC Taiwan Co., Ltd.
Jurisdiction of Incorporation: Taiwan, Republic of China
STATS ChipPAC (Thailand) Limited
Jurisdiction of Incorporation: Kingdom of Thailand